Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                          9 1/4% SENIOR NOTES DUE 2008

                                       OF

                        DIAMOND TRIUMPH AUTO GLASS, INC.

   As set forth in the prospectus dated ________, 2000 (the "Prospectus") of Diamond Triumph Auto Glass, Inc. (the "Company") and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if (1) the certificates for the outstanding 9 1/4% Senior Notes due 2008 (the "Old Notes") of the Company are not immediately available or (2) certificates for the Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent prior to the expiration of the Exchange Offer or (3) compliance with book-entry transfer procedures cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Prospectus.

                 The Exchange Agent For The Exchange Offer Is:

                       State Street Bank and Trust Company

  By Registered or Certified Mail:   Facsimile Transmissions:     By Hand or Overnight Delivery:
                                      (Eligible Institutions
                                               Only)
 State Street Bank and Trust Company      (617) 662-1452        State Street Bank and Trust Company
      Corporate Trust Department                                    Corporate Trust Department
       Two Avenue de Lafayette                                        Two Avenue de Lafayette
             Fifth Floor                                                    Fifth Floor
   Boston, Massachusetts 0211-1724                                Boston, Massachusetts 0211-1724
      Attention: Meaghan Haight                                      Attention: Meaghan Haight

                         Information or Confirmation by
                                   Telephone:
                                 (617) 662-1603

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).


  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
       CITY TIME, ON _______, 2000 UNLESS THE EXCHANGE OFFER IS EXTENDED.

Ladies and Gentlemen:

   The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of 9 1/4% Senior Notes due 2008 (the "New Notes") for each $1,000 in principal amount of 9 1/4% Senior Notes due 2008 (the "Old Notes"). The undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedures set forth in the "The Exchange Offer--Guaranteed Delivery Procedures" section in the Prospectus and the accompanying Letter of Transmittal.

   The undersigned understands that no withdrawal of a tender of Old Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

   The undersigned understands that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) (1) certificates representing such Old Notes or timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "Exchange Offer--How to Tender Old Notes for Exchange," (2) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, and (3) this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or (b) a properly transmitted Agent's Message from DTC. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering the Old Notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal, and the Company may enforce such agreement against such participant. Delivery of an Agent's Message will also constitute acknowledgment from the tendering DTC participant that the representations and warranties in the Letter of Transmittal are true and correct.

   All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                                 PLEASE COMPLETE

 Principal Amount of Old Notes           Name(s) of Registered Holder(s):
 Tendered for Exchange: $ _____________  ____________________________________

 Old Notes Certificate No.(s)
 (if available): ______________________

 If Old Notes will be tendered by book-entry transfer, provide the following information:

 DTC Account Number: __________________

 Date: ________________________________

                                PLEASE SIGN HERE

 X ____________________________________  ____________________________________


 X ____________________________________  ____________________________________
      Signature(s) of Owner(s) or                       Date
          Authorized Signatory

 Area Code and Telephone Number: ____________________________________________


    This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s): ____________________________________________________________________


 Capacity:____________________________________________________________________


 Address(es):________________________________________________________________

             ________________________________________________________________

             ________________________________________________________________

             ________________________________________________________________

             ________________________________________________________________

             ________________________________________________________________


              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (1) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (2) represents that such tender of Old Notes complies with Rule 14e-4 of the Exchange Act and
(3) guarantees that, within three business days after the expiration of the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer and all other documents required by the Letter of Transmittal (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of the Old Notes delivered electronically, pursuant to the procedure for book-entry transfer set forth in the Prospectus), will be deposited by the undersigned with the Exchange Agent.

  The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and the failure to do so could result in financial loss to the undersigned.

______________________________________   _______________________________________
             Name of Firm                         Authorized Signature

______________________________________   _______________________________________
               Address                                   Title

______________________________________   _______________________________________
               Zip Code                          (Please Type or Print)


Area Code and Telephone No. __________   Dated ________________________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR
      OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.